Power of Attorney

J. Michael Fulton

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Jon W. Bilstrom,

Carol H. Rodriguez and Nicole V. Gersch,

signing singly, the undersigned's true and lawful

attorney-in-fact to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or director

of Comerica Incorporated (the "Company"), Forms 3, 4 and 5

in accordance with Section 16(a) of the Securities Exchange

Act of 1934 and the rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or director

of the Company, documents necessary to facilitate the

filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being

understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant to

this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and all purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16 of

the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's employment by

the Company, however caused, shall operate as a termination of his or her powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other party.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact at the then current mailing address of the Corporate Legal Department of Comerica Incorporated.

All Powers of Attorney previously granted in connection

with the foregoing matters hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed and made effective as of this 18th day of May, 2004.

/s/ J. Michael Fulton